Exhibit 10.40

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND NO INTEREST MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES, (B) SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, INCLUDING PURSUANT TO RULE 144 OF THE ACT OR (C) THE COMPANY OTHERWISE SATISFIES ITSELF (AT NO COST OR EXPENSE TO THE HOLDER) THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

No. W-01	WARRANT TO PURCHASE
ISSUED: November 13, 2017	SERIES B AND SERIES C
Void After: November 13, 2027	CONVERTIBLE PREFERENCE SHARES

IBEX HOLDINGS LIMITED

Second Amended and Restated Warrant

THIS IS TO CERTIFY that Amazon.com NV Investment Holdings LLC, or such person to whom this Warrant is transferred in accordance with the terms hereof (the “Holder”), is entitled to exercise this Second Amended and Restated Warrant (“Warrant”), which is hereby amended and restated on December 28, 2018 (the “Second Amendment Date”) to replace in its entirety the “Warrant” issued November 13, 2017 (the “Original Issue Date”) as amended April 30, 2018 (the “Amendment Date”), to purchase up to 1,429,303.0851 fully paid and nonassessable Series B Convertible Preference Shares and up to 14,437.4049 fully paid and nonassessable Series C Convertible Preference Shares (as each such number of shares has been determined on the Second Amendment Date), par value US$0.000111650536 each (such Series B Convertible Preference Shares and Series C Convertible Preference Shares being collectively referred to herein as the “Warrant Shares”) of IBEX Holdings Limited, a Bermuda exempted company (the “Company”), at a price per Warrant Share calculated as set forth below (such price, the “Exercise Price”), on the terms, subject to the conditions (including as to vesting) and subject to adjustment as provided herein. For clarity, wherever this Warrant refers to “the date of this Warrant” or the “date hereof”, such date shall be as of the Original Issue Date unless this Warrant expressly identifies that such date shall be as of the Amendment Date or the Second Amendment Date. The number and character of Warrant Shares are subject to adjustment as provided herein and the term

“Warrant Shares” shall include stock and other securities and property at any time receivable or issuable upon exercise of this Warrant or conversion of Warrant Shares taking into account all such adjustments. In addition, prior to the time that the Series B Convertible Preference Shares (as defined below in Section 3.2) are converted into Series C Convertible Preference Shares (as defined below in Section 3.2) pursuant to the Series B Convertible Preference Shares Certificate of Designation (as defined below in Section 3.2) one Warrant Share shall mean a unit consisting of 1 Series B Convertible Preference Share and 1/99 Series C Convertible Preference Shares; and after such conversion shall mean 1 Series C Convertible Preference Share.
The Exercise Price shall be as follows:
(a)	Prior to June 30, 2018, for so long as neither a Qualified IPO nor a Qualified Valuation Event (each as defined below) has occurred, the Exercise Price shall be $15.00;
(b)
If the Company completes a firm commitment underwritten initial public offering of the Class A Common Shares pursuant to an effective registration statement under the Act for listing on the New York Stock Exchange or The Nasdaq Stock Market (each, a “Recognized Stock Exchange”) resulting in net proceeds to the Company of not less than $20 million (“Qualified IPO”) on or prior to June 30, 2018, the Exercise Price shall, upon and after such Qualified

IPO, be the price per Class A Common Share offered to the public by the underwriters in such Qualified IPO (it being understood that this clause (b) shall not apply if a Qualified Valuation Event has occurred prior to such Qualified IPO as contemplated by clause (c));
(c)
If, prior to the completion of a Qualified IPO and on or prior to June 30, 2018, a Qualified Valuation Event has occurred, the Exercise Price shall, upon and after (and for purposes of) such Qualified Valuation Event, be 85% of the price per Warrant Share implied by such Qualified Valuation Event;

(d)
If neither a Qualified IPO nor a Qualified Valuation Event has occurred on or prior to June 30, 2018, the Exercise Price shall, upon and after such date, be $15.00, subject to adjustment by Section 4.5 (the “Original (d) Exercise Price”), and, in the event of an IPO whereby one Series C Convertible Preference Share converts into more than one Class A Common Share (with the particular whole or fractional number of Class A Common Shares resulting from the conversion of one Series C Convertible Preference Share being the “Conversion Factor”), the Exercise Price established under this clause (d) shall be adjusted to be equal to the Original (d) Exercise Price divided by the Conversion Factor; and

(e)
If neither a Qualified IPO nor a Qualified Valuation Event has occurred on or prior to June 30, 2018, but an IPO or an M&A Event occurs after June 30, 2018 but on or prior to December 31, 2019, the Exercise Price shall, upon and after the date of such IPO or M&A Event, be the lower of (i) the Exercise Price established pursuant to clause (d) above and (ii) the price established in respect of the first IPO or M&A Event to occur in such period, as either (as applicable) (x) the price per Common A Share offered to the public by the underwriters in such IPO or (y) 85% of the price per Warrant Share implied by such M&A Event (assuming conversion of all Series B Convertible Preference Shares into Series C Convertible Preference Shares).

In the case of the foregoing clause (d) only, the Original (d) Exercise Price established thereby shall be subject to adjustment pursuant to Section 4.5 hereof.
“M&A Event” shall mean the consummation of a bona fide (i) sale, transfer, or other disposition, whether occurring through one transaction or a series of related transactions, of all or substantially all of the Company’s consolidated assets to a third party (other than the Company or any of its direct or indirect subsidiaries) or (ii) consolidation, amalgamation, merger, or binding share exchange of the Company with or into, or a share transfer, sale or other disposition by a shareholder of the Company to, a third party following which the holders of the Company’s voting equity securities immediately prior to such consolidation, amalgamation, merger, share transfer, sale, disposition or binding share exchange hold less than 50% of the voting power of the combined company following such consolidation, amalgamation, merger, share transfer, sale, disposition or binding share exchange (other than a bona fide reorganization among affiliates such that one or more affiliates of the relevant shareholder continue to hold 50% or more of the Company’s voting power after such transaction), in each case from which a per Warrant Share price can be reasonably determined.
“Qualified Valuation Event” shall mean the first of any of the following events to occur after the date of this Warrant:
(a)	consummation of any Reorganization (as defined below); and
(b)
consummation of a bona fide equity investment transaction (excluding (i) related party transactions, (ii) transactions of the type contemplated by the definition of Permitted Transactions (as defined below), and (iii) commercial arrangements with customers or suppliers from which a per Warrant Share price cannot be fairly determined because of the nature of the arrangement, as determined by the Company and the Holder in good faith after considering whether it is reasonably possible to quantify and take into account the economic contributions to the business of the Company made by such customers or suppliers) entered into by the Company, any of its direct or indirect subsidiaries or any of its shareholders with one or more bona fide third parties in which an aggregate equity interest in the Company or any of its direct or indirect subsidiaries is issued or transferred (or becomes subject to issuance or transfer) that is in excess of 7.5% of the fully diluted share capital of the Company and from which a per Warrant Share price can be reasonably determined.
The Company will provide the Holder with notice of any such event at least 10 business days prior to the consummation of any Qualified Valuation Event or IPO, which notice shall (to the extent (x) permitted by law, (y) possible without violating applicable confidentiality restrictions, the Company having used commercially reasonable efforts to obtain a waiver of the same, and (z) possible without including information which the Company reasonably determines in good faith is competitively sensitive) include a summary of the terms thereof; provided, that such notice shall in any event include the price per Warrant Share implied thereby. Notwithstanding the foregoing, if the Company is unable to provide the Holder with the summary of terms required by this paragraph due to legal restrictions, confidentiality restrictions, or competitive sensitivity, the Company shall notify the Holder of such fact and provide as much information as possible without violating such legal or confidentiality restrictions, or competitive sensitivities.
The Exercise Price, as calculated pursuant to the terms of this Warrant, is the product of an arm’s-length negotiation. This Warrant is issued in connection with the Master Services Agreement, dated as of October 7, 2016 (as the same may be amended, modified, supplemented, or replaced from time to time, the “Commercial Agreement”), between TRG Customer Solutions, Inc. (d/b/a IBEX Global Solutions) and AMZN wvcs LLC. This Warrant is non-forfeitable with respect to vested Warrant Shares and will vest and become exercisable in accordance with Section 1.3.
1.	Method of Exercise
1.1       Cash Exercise Right. This Warrant may be exercised by the Holder, in whole or in part and in respect of the vested Warrant Shares in respect of which no previous exercise of this Warrant has occurred, on or prior to November 12, 2027 (the “Expiration Date”, and the period between the date hereof and the Expiration Date, the “Exercise Period”) by delivering to the Company the Notice of Cash

Exercise attached as Exhibit A (“Notice of Cash Exercise”) duly executed by the Holder, enclosing this Warrant, and payment by wire transfer of immediately available cleared funds or (where the Company so agrees in writing) canceled indebtedness of the Company to the Holder (or by any combination thereof, where the Company so agrees in writing), in the amount of the Exercise Price multiplied by the number of Warrant Shares for which this Warrant is being exercised (the “Purchase Price”).
1.2       Net Issuance Right. In lieu of delivering a Notice of Cash Exercise as set forth in Section 1.1, the Holder may elect to receive Warrant Shares equal to the value of this Warrant (or the portion thereof being exercised) by surrender of this Warrant to the Company together with the Notice of Net Issuance Exercise attached as Exhibit B (“Notice of Net Issuance Exercise”) duly executed by the Holder (any such exercise, a “Net Issuance Exercise”), in which event the Company shall issue to the Holder a number of Warrant Shares computed using the following formula (provided that any Warrant Shares issued pursuant hereto shall be on the basis that the Company has received consideration at least equal to the par value of any such shares issued):
X = (A - B) x C where:
A
X =          the number of Warrant Shares issuable upon Net Issuance Exercise
A =         the Fair Market Value of one Warrant Share on the date of Net Issuance Exercise
B =          the Exercise Price
C =          the number of vested Warrant Shares as to which the Holder elects to exercise
“Fair Market Value” of a Warrant Share shall mean:
(a)
if Warrant Shares are traded on an exchange, the average of the closing price reported for the five business days immediately preceding the date of Net Issuance Exercise, as published in The Wall Street Journal, provided that if the price for the Warrant Shares at 12:00 p.m. (New York time) on such exchange on the date of the Notice of Net Issuance Exercise is more than 5% above or below such average, such 12:00 p.m. (New York time) price shall be the Fair Market Value;

(b)	if Warrant Shares are not traded on an exchange, but are traded in the over-the-counter market, the volume- weighted average of the closing price reported for the ten business days immediately preceding the date of Net Issuance Exercise, as published on www.otcmarkets.com;
(c)
if the Net Issuance Exercise is in connection with a Reorganization (as defined below), the value of the consideration (determined in accordance with Section 4.1) to be received pursuant to such Reorganization by the holder of one Warrant Share; or

(d)
if none of clauses (a) through (c) shall apply, the fair market value shall be the price per Warrant Share that the Company could obtain from a willing arm’s-length buyer who is not a current or former employee or director of the Company or any affiliate of the Company (such price to be exclusive of any control or other similar premium) as determined in good faith by the board of directors of the Company (the “Board”).

The Holder agrees that it will not execute a Net Issuance Exercise prior to June 30, 2018, unless such Net Issuance Exercise is (x) made in connection with a Reorganization, or (y) made after the occurrence of an initial public offering of the Company’s Class A Common Shares (“IPO”)
1.3       Vesting. (a) The Warrant Shares subject to this Warrant shall become fully vested, non-forfeitable and immediately exercisable upon the satisfaction of the following Vesting Milestones in the following amounts:
(i)
*** Warrant Shares (as such number of shares has been determined on the Second Amendment Date) shall become fully vested, non-forfeitable and immediately exercisable on the date on which Amazon Generated Revenue equals US$ *** (such vesting milestone, the “First Vesting Milestone”);

(ii)
an additional *** Warrant Shares (as such number of shares has been determined on the Second Amendment Date) shall become fully vested, non-forfeitable and immediately exercisable on the date on which Amazon Generated Revenue equals US$ *** (such vesting milestone, the “Second Vesting Milestone”); and

(iii)
an additional *** Warrant Shares (as such number of shares has been determined on the Second Amendment Date) shall become fully vested, non-forfeitable and immediately exercisable on the date on which Amazon Generated Revenue equals US$ *** (such vesting milestone, the “Third Vesting Milestone”);

(iv)
an additional *** Warrant Shares (as such number of shares has been determined on the Second Amendment Date) shall become fully vested, non-forfeitable and immediately exercisable on the date on which Amazon Generated Revenue equals US$ *** (such vesting milestone, the “Fourth Vesting Milestone”);

(v)
an additional *** Warrant Shares (as such number of shares has been determined on the Second Amendment Date) shall become fully vested, non-forfeitable and immediately exercisable on the date on which Amazon Generated Revenue equals US$ *** (such vesting milestone, the “Fifth Vesting Milestone”);

(vi)
an additional *** Warrant Shares (as such number of shares has been determined on the Second Amendment Date) shall become fully vested, non-forfeitable and immediately exercisable on the date on which Amazon Generated Revenue equals US$ *** (such vesting milestone, the “Sixth Vesting Milestone”);

(vii)	an additional *** Warrant Shares (as such number of shares has been determined on the Second Amendment Date) shall become fully vested, non-forfeitable and immediately exercisable on the date on which Amazon Generated Revenue equals US$ *** (such vesting milestone, the “Seventh Vesting Milestone”);
(viii)
an additional *** Warrant Shares (as such number of shares has been determined on the Second Amendment Date) shall become fully vested, non-forfeitable and immediately exercisable on the date on which Amazon Generated Revenue equals US$ *** (such vesting milestone, the “Eighth Vesting Milestone”);

(ix)
an additional *** Warrant Shares (as such number of shares has been determined on the Second Amendment Date) shall become fully vested, non- forfeitable and immediately exercisable on the date on which Amazon Generated Revenue equals US$ *** (such vesting milestone, the “Ninth Vesting Milestone”); and

(x)
an additional *** Warrant Shares (as such number of shares has been determined on the Second Amendment Date) shall become fully vested, non- forfeitable and immediately exercisable on the date on which Amazon Generated Revenue equals US$ *** (such vesting milestone, the “Tenth Vesting Milestone,” and together with the First Vesting Milestone, the Second Vesting Milestone, Third Vesting Milestone, Fourth Vesting Milestone, Fifth Vesting Milestone, Sixth Vesting Milestone, Seventh Vesting Milestone, Eighth Vesting Milestone, Ninth Vesting Milestone, the “Vesting Milestones” and each of foregoing Vesting Milestones, a “Vesting Milestone”).

“Amazon Generated Revenue” ***

“Measurement Period” means the period of time commencing on (and including) January 1, 2017 and expiring on (and including) June 30, 2024.
(b)          Notwithstanding anything to the contrary set forth herein, if a Reorganization occurs at any time during the Exercise Period, each of the five Vesting Milestones immediately after the last Vesting Milestone to have been satisfied (or if such Reorganization occurs after the satisfaction of the Sixth Vesting Milestone, each of the remaining Vesting Milestones) shall be automatically accelerated and deemed to be satisfied and the Warrant Shares associated with each such Vesting Milestone shall become fully vested, non-forfeitable and immediately exercisable, provided that this paragraph (b) shall not be applicable to any Exempt Reorganization. The following example is provided for illustrative purposes only:
Amazon Generated Revenue on June 5, 2019 equals US$ ***          , and as a result the First Vesting Milestone, Second Vesting Milestone and Third Vesting Milestone have been satisfied. A Reorganization occurs on July 1, 2019. Therefore, each of the Fourth Vesting Milestone, Fifth Vesting Milestone, Sixth Vesting Milestone, Seventh Vesting Milestone and Eighth Vesting Milestone is automatically deemed satisfied and the Warrant Shares associated with each such Vesting Milestone become fully vested, non-forfeitable and immediately exercisable in connection with such Reorganization.
“Exempt Reorganization” means a Reorganization where both (1) this Warrant remains outstanding as a warrant for a class of equity in the Company or an entity that is a parent company of (or successor, as holding company of the business operated by the Company and its direct or indirect subsidiaries, to) the Company, and in either case, such entity is the sole entity in which investors (other than current or former employees, officers or consultants of the Company and/or its present or former direct or indirect subsidiaries) hold equity and such entity is therefore the relevant entity for any future liquidity event or change of control transaction (as determined by Holder and the Company in good faith), and such warrant entitles the Holder (or its permitted assignee) to the same rights and includes (as closely as reasonably practicable) the same economic terms and economic interest as are set forth in this Warrant (as determined by Holder and the Company in good faith), and (2) the Holder’s (or its permitted assignee’s) ability to satisfy the Vesting Milestones following such Reorganization is not adversely affected by that Reorganization.
For purposes of this Warrant, (i) the term “affiliate” means, as to any person, any person that directly or indirectly controls, is controlled by or is under common control with that person and (ii) the term “person” means any individual, corporation, partnership, trust, joint venture, limited liability company, association, organization, other entity or governmental or regulatory authority.
1.4       Expiration. The Warrant shall lapse and expire at 11:59 p.m., New York City time, on the Expiration Date, and no Warrant Shares may vest, and (subject to Section 10.6) the Warrant may not be exercised, at any time thereafter, provided however, that if at any time during the Exercise Period the Holder has not obtained any governmental approvals or exemptions required for the exercise of this Warrant under (or is subject to waiting periods with respect to such exercise under) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or any other applicable law, then the Exercise Period shall be deemed extended until the earliest of (x) the Holder ceasing actively to pursue such approval or exemption and (y) any governmental authority that must grant any such required approval or exemption denying such grant and such denial becoming final and non-appealable or the Holder declining to appeal such denial (provided that the Holder shall only be deemed to have so ceased actively to pursue any such approval or exemption or declined to appeal a denial of any such approval or exemption where the Holder confirms the same is the case or fails to so confirm, within five Business Days of written request by the Company).
2.	Delivery of Share Certificates; No Fractional Shares.
Within five business days after exercise of this Warrant (or, if later and if applicable, two business days after the determination of the Fair Market Value in accordance with the terms of this Warrant to be employed in connection with a Net Issuance Exercise), the Company at its expense shall issue and deliver to the Holder (a) an updated register of members, certified by the Company Secretary, evidencing the issuance of the relevant Warrant Shares to the Holder pursuant to the exercise of this Warrant, (b) a certificate or certificates for the number of Warrant Shares to which the Holder shall be entitled upon such exercise (solely if the Company permits certificated shares at the time of such exercise and the Holder requests certificates), and (a) if applicable, a new warrant with terms identical to this Warrant to purchase that number of Warrant Shares as to which this Warrant has not been exercised. The Holder shall for all purposes be deemed to have become the holder of record of such Warrant Shares on the date this Warrant was exercised, and such date of exercise shall be duly recorded in the updated register of members, and this shall be irrespective of the date of delivery of any certificate(s) representing the Warrant Shares (if applicable). If the Holder is entitled to receive fractional shares upon the exercise of this Warrant the fractional shares shall be issued to the extent permitted under the Company’s organizational documents, but no scrip shall be issued upon exercise of this Warrant. In lieu of a fractional share (if not permitted under the Company’s organizational documents) or scrip, the Company shall pay the Holder a sum in cash equal to the Fair Market Value of the fractional share on the date of exercise.
3.	Representations, Warranties and Covenants
Each party agrees that each of the following representations and warranties are given as of the Original Issue Date, and that no representation or warranty is given as of the Amendment Date or the Second Amendment Date unless specifically stated to do so:
3.1       The Company represents and warrants that all corporate actions required to be taken,

and approvals and consents required to be obtained, by the Company, its officers, directors and shareholders, and, so far as it is aware, any third party (including, but not limited to, the necessary consent of the Bermuda Monetary Authority for the issuance of this Warrant and issuance of the Warrant Shares pursuant to the exercise of this Warrant) for the sale and issuance of this Warrant have been taken on or before the Second Amendment Date, including the reservation of sufficient number of authorized but unissued shares to accommodate the issuance of Warrant Shares upon exercise of this Warrant.
3.2       The Company represents and warrants that as of the Second Amendment Date the authorized capital of the Company is US$12,000 divided into 1 share of Series A Convertible Preference Shares of par value $0.000111650536, of which 1 is issued and outstanding as of the Second Amendment Date, 12,512,994.4665 shares of Series B Convertible Preference Shares of par value $0.000111650536 each, of which 11,083,691.3814 are issued and outstanding as of the Second Amendment Date, 12,639,389.35 shares of Series C Convertible Preference Shares of par value $0.000111650536 each, of which 111,956.4786 shares are issued and outstanding as of the Second Amendment Effective Date, 79,766,505.249454 Class A Common Shares of par value $0.000111650536 each, of which none are issued or outstanding, and 2,559,323.13 Class B Common Shares of par value $0.000111650536 each, approximately 2,389,596 of which are issued and outstanding and approximately 169,737 of which remain available for issuance to officers, directors, employees and consultants of the Company pursuant to its IBEX Holdings Limited 2018 Restricted Stock Plan duly adopted by the Board and approved by the Company’s shareholders (as amended from time to time, the “Restricted Stock Plan”). All of the issued and outstanding Common Shares and Convertible Preference Shares have been duly authorized, are fully paid and nonassessable and were issued in compliance with the Act and applicable law (including, without limitation, the Bermuda Companies Act 1981, as amended). No Convertible Preference Shares or Class A Common Shares have been issued pursuant to restricted share purchase agreements, no shares have been issued upon exercise of options, and no options to purchase such shares have been granted and are currently outstanding. Pursuant to the terms of the

Restricted Stock Plan, a total of 2,559,323.13 Class B Common Shares are available for issuance to officers, directors, employees and consultants of the Company.
There are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, for the purchase or acquisition from the Company of any of its share capital other than with respect to this Warrant and those relating to the Restricted Stock Plan. The Company’s Convertible Preference Shares have those rights and obligations as set forth in their respective Certificates of Designation, and the Company’s Common Shares have those rights and obligations as set forth in the Company’s Bye-Laws.
The “Series A Convertible Preference Shares” shall mean those Series A Convertible Preference Shares defined in the Certificate of Designation, Preferences, and Rights of Series A Convertible Preference Shares of the Company (the “Series A Convertible Preference Shares Certificate of Designation”). The “Series B Convertible Preference Shares” shall mean those Series B Convertible Preference Shares defined in the Certificate of Designation, Preferences, and Rights of Series B Convertible Preference Shares of the Company (the “Series B Convertible Preference Shares Certificate of Designation”). The “Series C Convertible Preference Shares” shall mean those Series C Convertible Preference Shares defined in the Certificate of Designation, Preferences, and Rights of Series C Convertible Preference Shares of the Company (the “Series C Convertible Preference Shares Certificate of Designation”). “Convertible Preference Shares” means the Series A Convertible Preference Shares, the Series B Convertible Preference Shares, and the Series C Convertible Preference Shares. The “Class A Common Shares” means those Class A Common Shares defined in the Bye-Laws of the Company. The “Class B Common Shares” means those Class B Common Shares defined the Bye-Laws of the Company. The “Common Shares” means the Class A Common Shares and the Class B Common Shares.
3.3       The Company represents and warrants that “United States shareholders” as such term is defined in Section 951(b) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), own less than 39% of the total voting power or value of the

Company’s stock for purposes of section 957(a) of the Code.
3.4       The Company represents and warrants that it is not currently, and has never been, a “passive foreign investment company” as such term is defined in Section 1297 of the Code.
3.5       The financial information set out in Exhibit D (including, for the avoidance of doubt, the Company’s revenue as set forth therein) (a) is consistent with the books and records of the Company, (b) has been prepared, with respect to the information included, in conformity with International Financial Reporting Standards (“IFRS”) on a basis consistent with prior accounting periods (excluding, for the avoidance of doubt, as to the inclusion of notes) and (c) fairly presents in all material respects the revenue and net debt of the Company and its subsidiaries as of the date and for the period indicated in Exhibit D.
3.6       The Company represents and warrants that there are no shareholders agreements or investor rights agreements, or any other similar agreements which provide a shareholder with preferential voting power, commit a shareholder to cast its votes as shareholder in the Company under the instruction of another party, or provide that shareholder with a special right to direct action by the Company (not conferred by that shareholder’s holding of shares in the Company), in each case: (a) among the Company, any of its subsidiaries and one or more of its shareholders, and (b) except for any such agreements that have been provided to the Holder prior to the date of this Warrant.
3.7       The Company covenants that at all times during the Exercise Period there shall be reserved for issuance such number of Warrant Shares as is necessary for exercise in full of this Warrant. All Warrant Shares issued pursuant to the exercise of this Warrant shall, upon their issuance, be validly issued and outstanding, fully paid and nonassessable, free and clear of all liens and other encumbrances or restrictions on sale and free and clear of all preemptive rights, and such Warrant Shares shall be issued free from all taxes, liens and charges with respect to the issuance thereof.
3.8       The Company covenants that it shall not, directly or indirectly, whether by or as a result of any reorganization, sale or transfer of assets, consolidation, merger, amalgamation, dissolution, issuance or sale of securities, or any other voluntary action, (i) amend its constitutional documents to require additional consents for, or otherwise frustrate, the exercise of this Warrant, (i) avoid or seek to avoid the observance or performance of any of the terms of this Warrant, (iii) alter the classes (and/or the rights attaching to such classes) of shares in the Company (or any successor entity) for the primary purpose of frustrating the exercise of this Warrant or subordinating Warrant Shares to other classes of equity in any manner that adversely affects the Holder’s economic interest in the Company (or any successor entity), or (iv) effect any Reorganization (including any Exempt Reorganization) that results in an adverse effect (disregarding any de minimis effects) on the economic interest of the Holder as established by this Warrant; provided for the avoidance of doubt that the foregoing shall not restrict actions taken in good faith that are (x) in furtherance of the bona fide commercial interests of the Company and/or its direct or indirect subsidiaries and that do not, subject and without prejudice to Section 10.1, disproportionately prejudice or disproportionately adversely affect the rights of any particular class of the shares of the Company (for such purposes, whether or not the Warrant has been exercised, treating each of the Warrant and the Warrant Shares, whether held by the Holder or not, as a separate class of shares of the Company) and/or (y) in the opinion of outside legal counsel, necessary to comply with applicable laws or regulations. Notwithstanding the above, Amazon.com NV Investment Holdings LLC (the “Original Holder”) herby acknowledges and consents to the terms and conditions of the Series A Convertible Preference Shares Certificate of Designation, Series B Convertible Preference Shares Certificate of Designation, Series C Convertible Preference Shares Certificate of Designation, and the Company’s Bye-Laws, each in the forms attached hereto as Exhibits E, F, G, and H.
3.9       For illustrative purposes only, attached as Exhibit I are example calculations of the treatment of this Warrant as of the Second Amendment Date in an IPO or M&A Event.
4.	Adjustments Upon Certain Events
4.1       Effect of Reorganization. Upon (i) any consolidation, merger, or amalgamation involving the Company pursuant to which the Company’s shareholders immediately prior to such consolidation, merger or amalgamation own, immediately after such consolidation, merger or amalgamation, less than 50% of the voting securities of the surviving entity, (ii) any transaction or series of related transactions in which 50% or more of the Company’s voting power is transferred to persons other than the Company’s shareholders immediately prior to such transaction or series of transactions (other than sales to the public in or after an IPO, and a bona fide reorganization among affiliates such that one or more affiliates of the relevant shareholder continue to hold 50% or more of the Company’s voting power after such reorganization), (iii) the sale of all or substantially all of the assets of the Company and its direct and indirect subsidiaries to a third party, other than the Company or any of its direct or indirect subsidiaries, or (iv) any liquidation of the Company (collectively, a “Reorganization”) during the Exercise Period (as may be extended pursuant to Section 1.4), in each case as a result of which the shareholders of the Company receive cash, shares or other property in exchange for their Warrant Shares, or in the event of the conversion of the Warrant Shares pursuant to their terms, lawful provision shall be made so that the Holder shall thereafter be entitled to receive, upon exercise of this Warrant, the number of shares of securities of the Company or another entity, cash or other property to which a holder of the Warrant Shares issuable upon exercise of this Warrant would have been entitled to receive in such Reorganization or conversion event if this Warrant had been exercised immediately prior to such Reorganization or conversion event. In any such case, appropriate adjustment shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the Reorganization or conversion event such that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares deliverable after that event upon the exercise of this Warrant. The Company shall provide the Holder at least 10 business days’ prior written notice of the consummation of any Reorganization.
4.2       Adjustments for Share Splits, Bonus Issues, Dividends. If at any time after the Second Amendment Date the Company shall, directly or indirectly, issue any shares of the same class as the Warrant Shares as a share dividend or bonus issue, or subdivide in a forward share split, or combine in a reverse share split, the number of issued and outstanding shares of such class into a greater or lesser number of shares, then, in either such case, the number of Series B Convertible Preference Shares and Series C Convertible Preference Shares underlying the Warrant Shares shall be adjusted such that upon exercise of the Warrant, the Holder shall receive the same number and class of shares they would have received if the Warrant had been fully vested and exercised in full prior to such event and such share dividend or bonus issue, or subdivision in a forward share split, or combination in a reverse share split shall be applied to the shares issued pursuant to the Warrant. Each adjustment in the number of shares underlying the Warrant Shares issuable shall be to the same number of decimal places as provided in this Warrant as of the Second Amendment Date so long as fractional shares are permitted under the Company’s organizational documents and shall be to the nearest whole share if fractional shares are not so permitted, and each adjustment of the Exercise Price shall be calculated to the nearest cent. Any adjustment under this Section 4.2 shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend.
4.3       Adjustment to Exercise Price for Dilutive Issuances. If the Company shall, directly or indirectly, issue or be deemed to have issued any shares of the same class as the shares underlying the Warrant Shares (other than as provided in Section 4.2) in connection with the issuance or grant of options to purchase or rights to subscribe for Warrant Shares, securities by their terms convertible into or exchangeable for Warrant Shares, or options to purchase or rights to subscribe for such convertible or exchangeable securities (in each case other than in Permitted Transactions), in each case for consideration per share that is less (other than by reason of the payment, deduction or application of customary discounts, commissions, spreads, fees or other similar amounts as determined by, or agreed to with, the underwriter(s), placement agent(s) or other person(s) performing similar functions in connection with such issuance) than the then-current Exercise Price (a “Dilutive Issuance”), then on the date of such issuance the Exercise Price shall be reduced to a price (calculated to the nearest cent) equal to the quotient of (a) the sum of (i) the consideration received by the Company in such issuance plus (ii) the product of the number of fully diluted shares of equity securities of the Company issued and outstanding immediately prior to the issuance times the Exercise Price divided by (b) the number of fully diluted shares of equity securities of the Company issued and outstanding immediately after the issuance. “Permitted Transactions” shall include (A) issuances of any Common Shares upon exercise of options, and issuances of options, restricted shares or convertible securities to acquire any Common Shares of the Company to directors, advisors, employees or consultants of the Company or its direct or indirect subsidiaries pursuant to a stock option plan, employee stock purchase plan, restricted stock plan (including but not limited to the Restricted Stock Plan), other employee benefit plan or other similar compensatory agreement or arrangement, in each case as approved by the Board, (B) the conversion of Convertible Preference Shares to Warrant Shares or any Common Shares of the Company, or the conversion of any Class B Common Shares into Class A Common Shares of the Company, and (C) the exercise of this Warrant.
In the case of the issuance or grant of options to purchase or rights to subscribe for Warrant Shares, securities by their terms convertible into or exchangeable for Warrant Shares, or options to purchase or rights to subscribe for such convertible or exchangeable securities which is or could be a Dilutive Issuance, the following provisions shall apply:
(i)          the aggregate maximum number of Warrant Shares deliverable upon exercise of such options to purchase or rights to subscribe for Warrant Shares shall (A) be deemed to have been issued at the time such options or rights were granted, and (B) for consideration equal to the consideration to be received by the Company upon the issuance or exercise of such options or rights for the Warrant Shares covered thereby;
(ii)         the aggregate maximum number of Warrant Shares deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities, options or rights were issued;
(iii)        if such options, rights or convertible or exchangeable securities by their terms provide for any increase in the consideration payable to the

Company, or decrease in the number of Warrant Shares issuable, upon the exercise, conversion or exchange thereof, the Exercise Price computed upon the original issue thereof, and any subsequent adjustments based thereon, shall, upon such increase or decrease becoming effective, be recomputed to reflect such increase or decrease with respect to such options, rights and securities not already exercised, converted or exchanged prior to such increase or decrease becoming effective; and (iv) upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities prior to any exercise, the Exercise Price shall promptly be readjusted to such Exercise Price as would have been obtained had the adjustment which was made upon the issuance of such options, rights or securities or options or rights related to such securities been made upon the basis of the issuance of only the number of Warrant Shares actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.
No single event shall cause an adjustment under more than one subsection of this Section 4 so as to result in duplication. Except as expressly stated herein, the Exercise Price and number of Warrant Shares issuable upon an exercise shall not be adjusted.
4.4       Calculation of Consideration. In the case of an issuance of additional Warrant Shares (or any other rights, securities or interests exercisable or exchangeable for, or convertible into, Warrant Shares or any other derivatives of Warrant Shares) for noncash consideration, the Board shall in good faith determine the value of such consideration (provided that such consideration is at least equal to the par value) and shall promptly provide the Holder a written explanation of its determination.
4.5       Adjustment for Dividends on Convertible Preference Shares. If, on or after the Original Issue Date, the Company declares and pays a dividend to holders of the Company’s Series A Convertible Preference Shares pursuant to Section 2 of such Series A Convertible Preference Share Certificate of Designation, the Original (d) Exercise Price for the purpose of clause (d) of the second paragraph of the preamble of this Warrant shall, for all subsequent exercises of this Warrant for which an

Exercise Price is calculated under clause (d) of the second paragraph of the preamble of this Warrant, be reduced by an amount equal to: (A) the amount of such dividend actually paid, divided by (B) the number of fully diluted shares of equity securities (assuming that any Convertible Preference Shares are converted into Common Shares without the consummation of an IPO) of the Company immediately prior to the payment of that dividend.
4.6       Further Approvals. The Company covenants and agrees that, if in respect of any of the adjustments contemplated by this Section 4, any supplemental consent of the Bermuda Monetary Authority is required for the issuance of additional Warrants and the issuance of additional Warrant Shares pursuant to the exercise of this Warrant, the Company will use its best efforts to apply for and obtain the relevant Bermuda Monetary Authority consents in a timely manner.
4.7       Certificate as to Adjustments. In the case of any adjustment in the Exercise Price or number and type of securities issuable upon exercise of this Warrant, the Company shall promptly give written notice to the Holder in the form of a certificate signed by an officer of the Company, setting forth the adjustment in reasonable detail.
5.	Registration Rights; Information Rights
5.1       Registration Rights. For purposes of this Warrant:
“Damages” shall mean any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company under which Registrable Securities were registered under the Act, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto necessary to the make statements therein (in the case of a preliminary prospectus or final prospectus, in light of the circumstances in which they were made) not misleading; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein (in the case of a prospectus, preliminary prospectus or issuer free writing prospectus, in light of the circumstances in which they were made) not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or affiliates) of the Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Act, the Exchange Act, or any state securities law in connection with the registration, qualification, compliance or sale of Registrable Securities.
“Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to Commission (as defined herein) Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; (iv) a registration in which the only common stock of the Company being registered is common stock of the Company issuable upon conversion of convertible securities that are also being registered; and (v) the Company’s IPO or its Qualified IPO.
“Registrable Securities” means all Warrant Shares issued upon exercise of this Warrant and any Warrant Shares issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange upon conversion for or in replacement of, the Warrant Shares.
“Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for the Holder.
“Shelf Registration Statement” means a registration statement of the Company filed with the Commission on Form F-3 (or any successor form or other appropriate form under the Act) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 (or any successor provision) under the Act covering Registrable Securities.
(a)       Shelf Registration. At any time after the date that is on or after the one-year anniversary of the IPO when the Company is eligible to use a Shelf Registration Statement and on which the Holder is no longer subject to an underwriter’s lock-up pursuant to Section 5.4, the Holder may make a written request (a

“Shelf Notice”) to the Company to file a Shelf Registration Statement, which Shelf Notice shall specify the kind and the aggregate amount of Registrable Securities of the Holder to be registered therein. Following the delivery of a Shelf Notice, if the Company is eligible to effect a registration statement on Form F-3, the Company (x) shall file a Shelf Registration Statement as soon as practicable, and in any event within forty-five (45) days following delivery of such Shelf Notice, with the Commission (which shall be an automatic Shelf Registration Statement if the Company qualifies at such time to file such a Shelf Registration Statement) relating to the offer and sale of all Registrable Securities requested for inclusion therein by the Holder and (y) shall use its commercially reasonable efforts to cause such Shelf Registration Statement promptly to become effective under the Act.
(b)       Continued Effectiveness. The Company shall use its commercially reasonable efforts to keep any Shelf Registration Statement filed pursuant to Section 5.1(a) continuously effective under the Act in order to permit the prospectus forming a part thereof to be usable in connection with any offers or sales from time to time thereunder, subject to Section 5.1(c), until the earlier of (i) the date as of which all Registrable Securities have been sold pursuant to the Shelf Registration Statement or another registration statement filed by the Company under the Act (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Act and Rule 174 thereunder) and (ii) the date on which the Holder ceases to hold Registrable Securities (or have the right to exercise this Warrant for Registrable Securities) representing at least 0.5% of the fully diluted share capital of the Company (such period of effectiveness, the “Shelf Period”).
(c)       Suspension of Registration. If the Company shall furnish to the Holder a certificate signed by the chief executive officer, chief financial officer or chief legal officer of the Company stating that the filing, amendment or continued use of a Shelf Registration Statement would require the Company to make public disclosure of material, non-public information that, in the Board’s good faith judgment, after consultation with outside counsel to the Company, (i) would be required to be made in any registration under the Act or report filed with the Commission by the Company so that such Shelf

Registration Statement or report would not be materially misleading and would not be required to be made at such time but for the filing of such registration statement or report; and (ii) the Company has a bona fide business purpose for not disclosing such information publicly (an “Adverse Disclosure”), then the Company may suspend use of the Shelf Registration Statement (a “Shelf Suspension), provided, however, that the Company shall not be permitted to exercise a Shelf Suspension more than twice in any twelve (12)-month period nor for more than an aggregate of one-hundred-twenty (120) days during any twelve (12)-month period, and provided further that the Company shall not register any securities for its own account or that of any other stockholder during any Shelf Suspension other than pursuant to an Excluded Registration or a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, and provided, further, that in the event of a Shelf Suspension, such Shelf Suspension shall terminate at such earlier time as the Company would no longer be required to make any Adverse Disclosure. The Holder shall keep confidential the fact that a Shelf Suspension is in effect, the certificate referred to above and its contents unless and until otherwise notified by the Company, except for disclosures permitted in accordance with Section 10.7. In the case of a Shelf Suspension, the Holder agrees to suspend use of the applicable prospectus and any free writing prospectus approved by the Company in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. The Company shall promptly notify the Holder upon the termination of any Shelf Suspension, amend or supplement the prospectus and any free writing prospectus approved by the Company, if necessary, so it does not contain any untrue statement or omission and furnish to the Holder such numbers of copies of the prospectus and any free writing prospectus approved by the Company as so amended or supplemented as the Holder may reasonably request. The Company agrees, if necessary, to supplement or make amendments to the Shelf Registration Statement if required by the registration form used by the Company for the applicable registration or by the instructions applicable to such registration form or by the Act or the rules or regulations promulgated thereunder, or as may reasonably be requested by the Holder.
(d)       Underwritten Offerings. Notwithstanding anything to the contrary set forth herein, none of the Company, its directors, officers, advisors, consultants or employees will be required to (i) facilitate any offer or sale of securities by the Holder pursuant to the Shelf Registration Statement by way of an underwritten offering, (ii) provide any opinions of counsel or accountant “comfort” letters or facilitate due diligence in connection with any offer or sale by the Holder pursuant to the Shelf Registration Statement or (iii) participate in any “road show,” “electronic road show” or other substantial marketing effort in connection with any offer or sale by the Holder pursuant to the Shelf Registration Statement.
(e)       Piggyback Registration. (i) At any time that the Holder holds at least 0.5% of the fully diluted share capital of the Company and the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holder) any of its securities under the Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give the Holder notice of such registration. Upon the request of the Holder given within five (5) days after such notice is given by the Company, the Company shall, subject to the provisions of Section 5.1(e)(ii), cause to be registered all of the Registrable Securities that the Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 5.1(e) before the effective date of such registration, whether or not the Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Section 5.1(g). For the avoidance of doubt, the Holder shall not have any right to include Registrable Securities in the IPO or Qualified IPO.
(i)         In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Section 5.1(e)(i), the Company shall not be required to include any of the Holder’s Registrable Securities in such underwriting unless the Holder accepts the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested to be included in such offering exceeds the number of securities proposed to be sold that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be permitted to include all securities other than Registrable Securities proposed to be registered in such offering and, with respect to the Registrable Securities, shall be required to include in the offering only that number of the Registrable Securities which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering.
(f)       Other Obligations. Whenever required under this Section 5.1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible: (i) prepare and file with the Commission such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to keep such registration statement effective as provided for in this Warrant and to comply with the Act in order to enable the disposition of all securities covered by such registration statement; (ii) furnish to the Holder such number of copies of a prospectus, including a preliminary prospectus, any summary prospectus and each free writing prospectus (as defined in Rule 405 of the Act), as required by the Act, and such other documents as the Holder may reasonably request in order to facilitate its disposition of its Registrable Securities; (iii) use its commercially reasonable efforts to register and qualify the Registrable Securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the Holder; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act; (iv) use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed; (v) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Warrant and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; (vi) notify the Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; (vii) after such registration statement becomes effective, notify the Holder of any request by the Commission that the Company amend or supplement such registration statement or prospectus; and (viii) use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest reasonable practicable date.
(g)       Expenses. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to this Section 5.1, including all registration, filing, and qualification fees, printers’ and accounting fees and fees and disbursements of counsel for the Company shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 5.1(a) if the registration request is subsequently withdrawn at the request of the Holder (such expenses, “Withdrawn Registration Expenses”). The Holder shall bear all Selling Expenses and Withdrawn Registration Expenses, including, if necessary by promptly reimbursing the Company for the amount of any reasonable, documented out-of-pocket Withdrawn Registration Expenses.
(h)       Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 5.1 with respect to the Registrable Securities of the Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of the Registrable Securities.
(i)       Indemnification. If any Registrable Securities are included in a registration statement under this Section 5.1:
(i)       To the extent permitted by law, the Company will indemnify and hold harmless the Holder (including insofar as it is deemed to be an underwriter), and the partners, members, officers, directors, and stockholders of Holder; legal counsel and accountants for the Holder; and each Person, if any, who controls the Holder within the meaning of the Act or the Exchange Act, against any Damages, and the Company will pay to the Holder, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 5.1(i) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of the Holder or any such controlling Person, or other aforementioned Person expressly for use in connection with such registration;
(ii)      To the extent permitted by law, the Holder (including insofar as it is deemed an underwriter) will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Act, legal counsel and accountants for the Company, any other shareholder selling securities in such registration statement, and any controlling Person of any such other shareholder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of the Holder expressly for use in connection with such registration; and the Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 5.1(i) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided, further, that in no event shall the aggregate amounts payable by the Holder by way of indemnity or contribution under Section 5.1(i)(ii) and Section 5.1(i)(iv) exceed the proceeds from the offering received by the Holder (net of any Selling Expenses paid by the Holder), except in the case of fraud or willful misconduct by the Holder;
(iii)       Promptly after receipt by an indemnified party under this Section 5.1(i) of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 5.1(i), give the indemnifying party notice of the commencement thereof; provided, however, the failure to give such notice shall not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been actually and materially prejudiced by such failure to provide such notice on a timely basis. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action;
(iv)      To provide for just and equitable contribution to joint liability under the Act in any case in which either: (A) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 5.1(i) but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 5.1(i) provides for indemnification in such case, or (B) contribution under the Act may be required on the part of any party hereto for which indemnification is provided under this Section 5.1(i), then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (1) the Holder will not be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by the Holder pursuant to such registration statement, and (2) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided, further, that in no event shall the Holder’s liability pursuant to this Section 5.1(i)(iv), when combined with the amounts paid or payable by such Holder pursuant to Section 5.1(i)(ii), exceed the proceeds from the offering received by the Holder (net of any Selling Expenses paid by the Holder), except in the case of willful misconduct or fraud by the Holder.
(v)      Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and the Holder under this Section 5.1(i) shall survive the completion of any offering of

Registrable Securities in a registration under this Section 5.1, and otherwise shall survive the termination of this Warrant.
(j)        Reports Under Exchange Act. With a view to making available to the Holder the benefits of Commission Rule 144 and any other rule or regulation of the Commission that may at any time permit the Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form F-3, the Company shall: (i) make and keep available adequate current public information, as those terms are understood and defined in Commission Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO; (ii) use commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and (iii) furnish to the Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (A) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of Commission Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO), the Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 (at any time after the Company so qualifies); and (B) such other information as may be reasonably requested in availing the Holder of any rule or regulation of the Commission that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form F-3 (at any time after the Company so qualifies to use such form).
(k)       Termination of Registration Rights. The right of the Holder to request registration or inclusion of Registrable Securities in any registration pursuant to this Section 5.1 shall (in each case unless the Company and the Holder otherwise agree in writing) terminate upon the earlier to occur of (i) the date on which the Holder ceases to hold (or have the ability to exercise this Warrant for) Warrant Shares equal to at least 0.5% of the fully diluted share capital of the Company and (ii) the first anniversary of the Expiration Date.
5.2        Cooperation in IPO. The Holder shall (a) provide to the Company or the managing underwriter(s) such information (and such customary warranties) as the Company or the managing underwriter(s) may reasonably request in connection with the IPO regarding itself and its affiliates and its ownership of the Warrant, any Warrant Shares and any other relevant securities, to the extent necessary or customary to complete any associated registration statement or other disclosure or marketing document and procure that such information is true and accurate through the date of the IPO (and, accordingly, promptly correct any information provided), (b) execute such lock-up agreements or other restrictions on the sale of its Warrant Shares as may be required pursuant to Section 5.4, and (c) not exercise any rights as holder of Warrant Shares (provided, for the avoidance of doubt, that this clause (c) shall not require the Holder to vote any Warrant Shares held by it) to seek to obstruct the IPO, or disparage the IPO or the Company or its direct or indirect subsidiaries in connection with the IPO to third parties (provided that nothing contained in this Section 5.2 shall prevent the Holder from (w) making truthful responses to questions asked to it which neither it nor its affiliates have actively and deliberately solicited of one another, (x) performing its obligations or asserting and/or enforcing its rights as customer of the Company or its direct or indirect subsidiaries, (y) asserting and/or enforcing its rights under this Warrant, or (z) otherwise taking any other good faith action as customer of the Company or its direct or indirect subsidiaries). The foregoing clause (c) shall terminate and expire upon the earlier of the consummation of an IPO (including a Qualified IPO) and June 30, 2019.
5.3       Information Rights.
(a)        If the Holder so requests, the Company shall deliver to the Holder:
(i)         as soon as practicable, and in any event within 10 business days of the same becoming available after the end of each fiscal year of the Company (the date falling 90 days after the end of the relevant fiscal year being the applicable “Alternative Longstop”), an audited, reviewed or unaudited, as applicable, balance sheet and statement of shareholders’ equity, as of the last day of such year, and an audited, reviewed or unaudited, as applicable, income statement and statement of cash flows for the period then ended, along with the notes to the financial statements, prepared in accordance with IFRS or US GAAP (as applicable);
(ii)        as soon as practicable, and in any event within 10 business days of the same becoming available after the end of each of the first three fiscal quarters of the Company (the date falling 45 days after the end of the relevant fiscal quarter being the applicable “Alternative Longstop”), an unaudited income statement, an unaudited cash flow statement, an unaudited balance sheet and a statement of shareholders’ equity, year to date and as of the end of such fiscal quarter;
(iii)        within twenty business days after the end of a fiscal quarter of the Company, a capitalization table for the Company as of the end of such fiscal quarter that (A) provides detail as to each class of shares of the Company and each shareholder’s equity and voting interest (x) in each class of shares and (y) in the aggregate (in the case of each of clauses (x) and (y), calculated based on shares issued and outstanding and fully diluted shares) and (B) includes exercise prices for options or other equity awards issued during such fiscal quarter and price per share information for any other equity transactions entered into by the Company, including issuances, sales, repurchases and redemptions, during such fiscal quarter; and (iv) reasonably promptly following the Holder’s request (which may not be made more frequently than once a fiscal quarter), any information reasonably requested by the Holder, and reasonably available to the Company without undue burden or expense, necessary to determine that the Company would not, after the exercise of this Warrant, be a “controlled foreign corporation” as such term is defined in Section 957(a) of the Code and that the Company is not a “passive foreign investment company” as such term is defined in Section 1297 of the Code; provided, that the Company shall not be required to disclose information which it reasonably determines to be confidential, provided in the case of (i) and (ii) that if the relevant statement is not provided by the applicable Alternative Longstop the Company shall (at no out-of-pocket cost to the Company), if the Holder so requests, use its reasonable efforts to collate and provide to the Holder such other information relating to the Company or any of its direct or indirect subsidiaries as is available and reasonably required and requested to permit the

Holder or any of its affiliates to prepare or file any tax return or to complete their ordinary course internal audit processes.
(b)        The Company shall:
(i)         On or before February 15 of each calendar year, or as soon as reasonably practicable thereafter, provide such other information relating to the Company or any of its direct or indirect subsidiaries as reasonably requested by the Holder and as may be reasonably required for the Holder or any of its affiliates to prepare or file any tax return or to prepare such filings with respect to the Company or any of its affiliates as may be required by any tax authority to the extent such information is reasonably available to the Company without undue burden or expense;
(ii)        upon the Holder’s reasonable prior written request, grant the Holder and its affiliates reasonable access to the books, records and employees of the Company during normal business hours of the Company in order to obtain information legally required to file all tax returns required to be filed by the Holder or any of its affiliates; provided, that the Company shall not be required to disclose information which it reasonably determines to be confidential; and
(iii)      reasonably cooperate (at no out-of-pocket cost to the Company) in preparing for any audit of, or dispute with a tax authority regarding any tax return of, the Holder or any of its affiliates relating to the Company or any of its direct or indirect subsidiaries.
(c)        This Section 5.3 shall terminate upon an IPO. The Holder and its affiliates will only use the information provided under this Section 5.3 for their own bona fide (and ordinary course) tax, accounting and incident internal legal purposes.
5.4       Market Stand-Off Agreement.
As a condition to the exercise of this Warrant, the Holder will agree that, to the extent requested by the managing underwriter(s) (as such managing underwriter(s) deem appropriate or advisable in support of the applicable offering), it will not, without the prior written consent of the managing underwriter(s), during the 180-day period following the effective date of the registration statement relating to the IPO or during the 90-day period following the effective date of a registration statement relating to a subsequent public offering in which the Holder has the opportunity to include Registrable Securities in such offering pursuant to Section 5.1, in each case which period may be extended upon the request of the managing underwriter(s), to the extent required by any NASDAQ or NYSE rules or consistent with then-prevailing market practice), (a) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Warrant Shares (or any securities convertible into or exercisable or exchangeable for Warrant Shares) held immediately before the effective date of the registration statement for such offering, or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Warrant Shares, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Warrant Shares or other securities, in cash or otherwise. The foregoing provisions of this Section 5.4 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement and shall be applicable only if all senior officers and directors of the Company and holders of one percent (1%) or more of the outstanding Common Shares (after giving effect to the conversion into Common Shares of all outstanding Convertible Preference Shares) enter into similar agreements. The Holder further agrees to execute such agreements (including lock-up agreements) as may be reasonably requested by the underwriters in connection with the IPO or any subsequent registration in which the Holder has the opportunity to include Registrable Securities in such offering pursuant to Section 5.1 that are consistent with this Section 5.4; provided, that if the Holder enters into any such agreements, the provisions of such agreements shall govern instead of the provisions of this Section 5.4. Any discretionary waiver or termination by the Company or the underwriters of the restrictions of any similar market stand-off agreement to which the Company is a party shall apply pro rata to the Holder, based on the number of shares subject to the Holder’s market stand-off agreement pursuant to this Section 5.4.

6.	Lost or Damaged Warrant Certificate

Upon receipt by the Company of a letter from the Holder stating loss, theft, destruction or damage of this Warrant, the Company shall (upon being indemnified to its reasonable satisfaction) execute and deliver to the Holder, without charge, a new warrant with identical terms as this Warrant. No service charge shall be made by the Company for any such substitution, but all its expenses that may reasonably be incurred, and all stamp, tax and other governmental duties that may be imposed, in relation thereto shall be borne by the Holder.

7.	Notices of Record Date, etc.

In the event of any corporate action requiring the Company to establish a record date for its shareholders or notice from the Company required by this Warrant, the Company shall mail to the Holder a written notice specifying (a) the date on which any such event is to occur or such record is to be taken, (b) if securities, rights or warrants are proposed to be issued or granted, the amount and character of any shares or other securities, or rights or warrants, proposed to be issued or granted, the date of such proposed issuance or grant and the persons or class of persons to whom such proposed issuance or grant is to be offered or made, and (c) in reasonable detail, the facts, including the proposed date, concerning any other such event. Such notice shall be delivered to the Holder at least 20 business days prior to the record date specified in the notice.

8.	Representations and Warranties of the Holder.

Each party agrees that each of the following representations and warranties are given as of the Original Issue Date, and that no representation or warranty is given as of the Amendment Date or Second Amendment Date:

8.1       Investment Intent; Accredited Investor. By accepting this Warrant, the Holder represents and warrants that it (a) is acquiring this Warrant for its own account and not with a view to, or for sale in connection with, resale or any distribution or public offering thereof within the meaning of the Act or as a nominee or agent, (b) does not as of the date of this Warrant have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to this Warrant or the Warrant Shares, (c) understands that this Warrant and the Warrant Shares subject to this Warrant have not been registered under the Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Act pursuant to Section 4(a)(2) thereof, and (d) is, and on the date of exercise of this Warrant for Warrant Shares will be, an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Act. The Holder understands that the Warrant Shares may be notated with appropriate legends to reflect that the Warrant Shares are “restricted securities.”

8.2       Sophistication.   The Holder represents and warrants that the Holder, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Warrant Shares, and has so evaluated the merits and risks of such investment. The Holder is able to bear the economic risk of an investment in the Warrant Shares and will be able to afford a complete loss of such investment.

8.3       Authority. The Holder represents and warrants that all corporate actions required to be taken, and approvals and consents required to be obtained, by the Holder in connection with the Holder’s execution and delivery of this Warrant have been taken.

9.	Beneficial Ownership Limitation.

“Commission” means the U.S. Securities and Exchange Commission.

“Equity Interests” means any and all (a) shares, interests, participations or other equivalents (however designated) of share capital or other voting securities of a corporation, any and all equivalent or analogous ownership (or profit) or voting interests in a Person (other than a corporation), (b) securities convertible into or exchangeable for shares, interests, participations or other equivalents (however designated) of capital stock or voting securities of (or other ownership or profit or voting interests in) such Person, and (c) any and all warrants, rights or options to purchase any of the foregoing, whether voting or nonvoting, and, in each case, whether or not such shares, interests, participations, equivalents, securities, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Notice of Exercise” means either a Notice of Cash Exercise or a Notice of Net Issuance Exercise, as applicable.

“Person,” for purposes of this Section 9, has (notwithstanding Section 1.3) the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

“Registered Equity Security” means any class of securities that is an “equity security,” as such term is defined in Rule 13d-l(i) under the Exchange Act.

9.1       The provisions of this Section 9 shall be applicable and effective only at such time when the Warrant Shares, or any shares or other securities into which the shares of Warrant Shares are directly or indirectly convertible or exchangeable, are of a class of Registered Equity Security.

9.2        Notwithstanding anything in this Warrant to the contrary, the Company shall not honor any exercise of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, to the extent that, after giving effect to an attempted exercise set forth on the Notice of Exercise, the Holder (together with the Holder’s affiliates, and any other Person whose beneficial ownership of a Registered Equity Security would be aggregated with the Holder’s for purposes of Section 13(d) or Section 16 of the Exchange Act, and the applicable regulations of the Commission, including any “group” of which the Holder is a member (the foregoing, “Attribution Parties”)) would beneficially own a number of shares of a Registered Equity Security in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of a Registered Equity Security beneficially owned by the Holder and its Attribution Parties shall include the number of Warrant Shares issuable under the Notice of Exercise with respect to which such determination is being made but shall exclude the number of shares of such Registered Equity Security which are issuable upon (a) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder or any of its Attribution Parties, and (b) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including any warrants) beneficially owned by the Holder or any of its Attribution Parties that are subject to a limitation on conversion or exercise similar to the limitation contained herein. For purposes of this Section 9, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the applicable regulations of the Commission. In addition, for purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and the applicable regulations of the Commission. For purposes of this Section 9, in determining the number of issued and outstanding shares of a Registered Equity Security, the Holder may rely on the number of issued and outstanding shares of such Registered Equity Security as stated in the most recent of the following: (x) the Company’s most recent periodic or annual filing with the Commission, as the case may be, (y) a more recent public announcement by the Company that is filed with the Commission, or (z) a more recent notice by the Company or the Company’s transfer agent to the Holder setting forth the number of shares of such Registered Equity Security then issued and outstanding. Upon the written request of the Holder (which may be by email), the Company shall, within three (3) trading days thereof, confirm in writing to the Holder (which may be via email) the number of shares of any Registered Equity Security then issued and outstanding. In any case, the number of issued and outstanding shares of a Registered Equity Security shall be determined after giving effect to any actual conversion or exercise of securities of the Company, including exercise of this Warrant, by the Holder or its Attribution Parties since the date as of which such number of issued and outstanding shares of such Registered Equity Security was last publicly reported or confirmed to the Holder. The Company shall be entitled to rely on representations made to it by the Holder in any Notice of Exercise regarding its Beneficial Ownership Limitation. The Holder acknowledges that the Holder is solely responsible for any schedules or statements required to be filed by it in accordance with Section 13(d) or Section 16(a) of the Exchange Act.

9.3      The “Beneficial Ownership Limitation” shall initially be 4.999% of the number of shares of any Registered Equity Security issued and outstanding immediately after giving effect to the issuance of Warrant Shares pursuant to such Notice of Exercise (to the extent permitted pursuant to this Section 9); provided, however, that by written notice to the Company, which will not be effective until the 61st day after such notice is delivered by the Holder to the Company, the Holder may waive or amend the provisions of this Section 9 to change the Beneficial Ownership Limitation to any other number, and the provisions of this Section 9 shall continue to apply. Upon any such waiver or amendment to the Beneficial Ownership Limitation, the Beneficial Ownership Limitation may not be further waived or amended by the Holder without first providing the minimum written notice required by the immediately preceding sentence. Notwithstanding the foregoing, at any time after receiving notice of a Reorganization that is pursuant to any tender offer or exchange offer by the Company or another Person (other than the Holder or any affiliate of the Holder), the Holder may waive or amend the Beneficial Ownership Limitation effective immediately upon written notice to the Company and may reinstitute a Beneficial Ownership Limitation at any time thereafter effective immediately upon written notice to the Company.

9.4       Notwithstanding the provisions of this Section 9, none of the provisions of this Section 9 shall restrict in any way the number of Warrant Shares which the Holder may receive or beneficially own in order to determine the amount of securities or other consideration that the Holder may receive in the event of a Reorganization as contemplated in Section 4 of this Warrant.

10.	Miscellaneous

10.1      No Shareholder Rights or Liabilities. Except as explicitly set forth in this Warrant (including Section 7 of this Warrant), prior to exercise, this Warrant shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company (including rights to (a) receive dividends or other distributions, (b) consent to any action of the shareholders of the Company, (c) receive notice of or vote at any meeting of the shareholders, (d) receive notice of any other proceedings of the Company). Nothing contained in this Warrant shall be construed as imposing any obligation on the Holder to purchase any securities or any liabilities as a shareholder of the Company, in each case without prejudice to any obligations or liabilities arising as a result of the receipt or holding of Warrant Shares following exercise of this Warrant and without prejudice to the obligations of the Holder with respect to the consideration payable for exercise of this Warrant pursuant to Section 1.1 or Section 1.2 hereof.

10.2    Notices. Any notice under this Warrant shall be given in writing and shall be deemed sufficient if given by nationally recognized overnight courier service, certified mail (return receipt requested), or personal delivery to the other party at the address below. Notice is effective: (i) when delivered personally, (ii) three business days after sent by certified mail, (ii) on the business day after sent by a nationally recognized courier service. A party may change its notice address by giving notice in accordance with this section.
If to the Holder:
Amazon.com NV Investment Holdings LLC
410 Terry Avenue North
Seattle, WA 98109-5210
Attn: General Counsel

with a copy to:

Amazon.com, Inc.
410 Terry Avenue North
Seattle, WA 98109-5210
Attn: General Counsel

If to the Company:
IBEX Holdings Limited
Crawford House, 50 Cedar Avenue
Hamilton HM11 Bermuda
Attn: Legal Department with a courtesy copy
(the delivery or otherwise of which shall not
affect due delivery under this Section 10.2)
to:
pat. costello@trgworld. com;
mohammed.khaishgi@trgworld.com

10.3    Amendments and Waivers. Any term of this Warrant may be amended, and the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holder.
10.4    Governing Law; Severability; Jurisdiction; Venue; Income Tax Treatment. This Warrant shall be governed by and construed under the laws of the State of New York without regard to principles of conflict of laws. If any paragraph, provision or clause of this Warrant shall be found or be held to be illegal, invalid or unenforceable, the remainder of this Warrant shall be valid and enforceable and the parties in good faith shall negotiate a substitute, valid and enforceable provision that most nearly effects the parties’ intent in entering into this Warrant. The parties irrevocably consent to the jurisdiction and venue of the state and federal courts located in New York, New York in connection with any action relating to this Warrant. The parties acknowledge that (a) this Warrant is not being issued in connection with the performance of services within the meaning of Section 83 of the Code, (b) the Holder shall control the valuation of this Warrant for all U.S. tax purposes, which valuation shall be performed by a third-party valuation firm selected by the Holder and, (c) the issuance of this Warrant represents a closed transaction for U.S. income tax purposes. The parties shall not take a position on any U.S. income tax return inconsistent with the foregoing sentence. The parties intend that this amendment and restatement of the original Warrant, as previously amended and restated, constitutes a plan of reorganization for purposes of Section 368(a) of the Code, and that the exchange of the previously amended and restated Warrant for the second amended and restated Warrant qualify as a reorganization under Section 368(a)(1)(E) of the Code.
10.5     Successors and Assigns; Transfer. The terms and conditions of this Warrant shall inure to the benefit of, and be binding on the respective successors and assigns of, the parties, provided that neither the Company nor the Holder may assign its obligations or rights under this Warrant, including any assignment by operation of law, whether in connection with a Reorganization or otherwise, without the prior written consent of the Holder or the Company (respectively), except (a) the Company may transfer its right and obligations hereunder to its successor entity in a Reorganization, subject to compliance with the provisions of this Warrant, and (b) the Holder may transfer, in whole or in part, this Warrant and all rights hereunder, without charge to the Holder, to any of its Permitted Transferees (provided that, prior to any such transferee ceasing to be a Permitted Transferee, the Holder shall, as promptly as reasonably practicable, procure that such rights and obligations are transferred back to the Holder or another Permitted Transferee, and provided further that any such transfer shall not relieve the transferee and its affiliates from the restrictions set forth in Section 5.3(c) hereof). In the event of a transfer in accordance with Section 10.5, the Holder shall surrender this Warrant properly endorsed or accompanied by written instructions of transfer attached as Exhibit C and the Company shall issue a new warrant reflecting such transfer but otherwise identical to this Warrant. “Permitted Transferee” means any affiliate of the Holder that is ACI or any of its direct or indirect subsidiaries.
10.6    Automatic Exercise. To the extent this Warrant is not previously exercised as to all of the Warrant Shares subject hereto, and if the Fair Market Value of one Warrant Share (at such measurement date) is greater than the Exercise Price, this Warrant shall be deemed automatically exercised pursuant to a cashless exercise under and in accordance with Section 1.2 (even if not surrendered) immediately before its expiration. For purposes of this Section 10.6, the Fair Market Value of one Warrant Share shall be determined pursuant to Section 1.2. To the extent this Warrant or any portion thereof is deemed automatically exercised pursuant to this Section 10.6, the Company agrees promptly to notify the Holder in writing of the number of Warrant Shares, if any, the Holder is to receive by reason of such automatic exercise.
10.7    Confidentiality and Disclosure. Each party agrees to keep confidential and will not disclose, divulge, or use for any purpose (other than in the case of the Holder to monitor its investment in the Company) any confidential information obtained pursuant to the terms of this Warrant (including, in the case of the Holder, all information provided to the Holder under Section 5.3), including the existence or the terms of this Warrant (and information solely obtained pursuant hereto), and it shall not disclose any such confidential information unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 10.7 by the party seeking to make disclosure), (b) is or has been independently developed or conceived by the relevant party without the use of the other party’s confidential information, or (c) is or has been made known or disclosed to the relevant party by a third party without a breach of any obligation of confidentiality such third party may have to the other party hereto; provided, however, that either party may disclose confidential information (x) to its attorneys, accountants, consultants, and other professionals owing duties of confidentiality solely to the extent necessary to obtain their services on the condition that such persons are instructed as to the confidential nature of such information, or (y) as may otherwise be required pursuant to judicial or administrative order, applicable laws or regulations (including, without limitation, rules and regulations of the Commission) or applicable rules governing the stock exchange on which the Company’s or any of its affiliate’s shares may become traded (collectively, “Applicable Law”). In the event of disclosure of the information subject to this Section 10.7 (including for the avoidance of doubt, the Warrant), or of the Commercial Agreement (including any schedules, addendums, exhibits or supplements thereto) or excerpts therefrom, summary thereof or information relating thereto, being required pursuant to Applicable Law, including, without limitation, in connection with the submission or filing of any registration statement (whether or not on a confidential basis), the party hereto seeking to make disclosure may do so provided that it: (i) shall, to the extent permitted by Applicable Law, provide the other party hereto with prompt written notice, seeking in good faith to do so prior to making such disclosure, (ii) shall, to the extent reasonably requested, use commercially reasonable efforts to cooperate with the other party to reduce the scope of such disclosure such that disclosure is made only of that portion of the information which is legally required, and (iii) shall, if confidential treatment or a protective order is reasonably requested by the other party hereto with respect to all or a portion of the disclosure, and the disclosing party (after consultation with its counsel) has in good faith determined that such confidential treatment request is not frivolous, at the cost of the party hereto requesting such confidential treatment or protective order, file a request for confidential treatment or protective order, as applicable, and use its commercially reasonable efforts in responding to any comments from the Commission or other relevant regulatory body or stock exchange in pursuing the grant of confidential treatment or protective order; provided, that, except as expressly provided in this sentence with respect to the Commercial Agreement, nothing contained in this Section 10.7 shall in any way limit, supersede or alter any rights or obligations of the parties with respect to confidentiality set forth in any other agreement between the parties. The party seeking to make disclosure shall (A) provide the other party with drafts of any requests for confidential treatment or protective order and any other documents, press releases or other disclosures or filings in which the party seeking to make disclosure is required to disclose this Warrant or any provision hereof as soon as possible, using all reasonable efforts to provide the same no less than five (5) business days prior to the submission, filing or disclosure thereof where practicable to do so, and (B) cooperate in good faith with the other party (including, without limitation, providing the other party with a reasonable opportunity to review and comment on any comments or other communication received by the Commission or other regulatory body or stock exchange relating thereto, and the responses to any such comments or other communication), and (C) consider in good faith and make any changes to such materials as may be reasonably requested by the other party. The Holder confirms, in this regard, that it is aware of the restrictions imposed by United States securities laws relating to the purchase and sale of securities by any person who has received material, non-public information about the issuer of such securities and on the communication of such information to any third party when it is reasonably foreseeable that such third party is likely to purchase or sell such securities in reliance upon such information. This Section 10.7 shall, notwithstanding any mutual non-disclosure agreement otherwise of general application, but without prejudice to Applicable Law, comprise the sole confidentiality obligations of the parties hereto with respect to this Warrant (and accordingly shall prevail in the event of any conflict between the terms of this Warrant and any other agreement as to confidentiality expressly regarding the Warrant that does not specifically and expressly override this provision).
10.8    Specific Performance. The parties hereto agree that failure of any party hereto to perform its agreements and covenants hereunder, including a party’s failure to take all actions as are necessary on such party’s part in accordance with the terms and conditions of this Warrant, will cause irreparable injury to the other party, for which monetary damages will not be an adequate remedy. It is agreed that the parties shall be entitled to specific performance of the terms hereof, without the requirement of posting a bond or other security, and each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of a party’s obligations and to the granting by any court of the remedy of specific performance of such party’s obligations hereunder, this being in addition to any other remedies to which the parties are entitled at law or equity.
10.9     Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.
10.10   Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. The parties further agree to replace such void or unenforceable provision of this Warrant with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.
10.11   Entire Agreement. This Warrant (including the exhibits hereto) constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.
10.12   Times of day, business days. References to times of day are to New York City times, and to business days are days other than Saturdays, Sundays or days where banks are closed for general business in New York or Hamilton, Bermuda (in each case unless otherwise specified herein).
10.13   Counterparts. This Warrant may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including .pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
10.14   Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS WARRANT, THE WARRANT SHARES OR THE SUBJECT MATTER HEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS,

TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL

IN WITNESS WHEREOF, the each of the parties hereto has executed this Warrant as of the date first written above, as Amended and Restated on the Second Amendment Date.

COMPANY: IBEX HOLDINGS LIMITED	HOLDER: AMAZON.COM NV INVESTMENT HOLDINGS LLC

	/s/ Mohammed Khaishgi	/s/ Josh Steinitz
Name:	Mohammed Khaishgi	Name:	Josh Steinitz

Title:	CEO	Title:	VP